Exhibit 99

National City Corporation
1900 E. 9th St.
Cleveland, OH 44114-3484
NEWS RELEASE
For Immediate Release

Investor Contact:	Media Contact:
Jill Hennessey	Kristen Baird Adams
216-222-9253	216-222-8202
Jill.Hennessey@NationalCity.com	Kristen.BairdAdams@NationalCity.com
NATIONAL CITY ISSUES STATEMENT IN RESPONSE TO MARKET RUMORS
     CLEVELAND, July 14, 2008 — In response to market rumors, National City Corporation (NYSE: NCC) today issued the following statement:
     “National City is experiencing no unusual depositor or creditor activity. As of the close of Friday’s business, the bank maintained more than $12 billion of excess short-term liquidity. Further, as a result of our recent $7 billion capital raise, National City maintains one of the highest Tier I regulatory capital ratios among large banks.”
About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania and Wisconsin, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at www.nationalcity.com.
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